Exhibit 8.1
May 30, 2007
Topspin Medical, Inc.
Global Park
2 Yodfat Street, Third Floor
North Industrial Area
Lod 71291
Israel
Ladies and Gentlemen:
We have acted as U.S. tax counsel to Topspin Medical, Inc., a Delaware Corporation (the “Company”), in connection with the registration statement on Form SB-2, as amended (File No. 333-142242), filed by the Company with the Securities and Exchange Commission on May 30, 2007 (the “Registration Statement”). In this regard, we have been asked to provide our opinion (the “Opinion”) as to the discussion contained in the Registration Statement under the caption “United States Federal Income and Estate Tax Considerations.”
For the purpose of rendering the Opinion, we have examined and are relying, with your permission (without any independent investigation or review thereof other than such investigation and review as we have deemed necessary to comply with our professional obligations under Internal Revenue Service (“IRS”) Circular 230 or otherwise), upon the truth and accuracy, at all relevant times, of the information contained or referenced in the Registration Statement or otherwise furnished to us.
For the purpose of rendering the Opinion, we have assumed, with your permission and without independent investigation or verification (other than such investigation and verification as we have deemed necessary to comply with our professional obligations under IRS Circular 230 or otherwise), (i) that original documents (including signatures) are authentic, (ii) that documents submitted to us as copies conform to the original documents, and (iii) the accuracy of statements and representations contained in the Registration Statement.
Subject to the foregoing upon the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness of those documents, and any other assumptions, limitations and qualifications specified herein, it is our opinion that the statements made under the caption “United States Federal Income and Estate Tax Considerations” in the Registration Statement, insofar as they constitute statements of law or legal conclusions concerning U.S. federal income and estate tax law that are material to a holder of the units registered pursuant to the Registration Statement, are correct in all material respects.

The Opinion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations thereunder, administrative pronouncements and judicial authority, all as in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein but is not binding on the IRS or the courts. Accordingly, no assurance can be given that the Opinion would not be challenged by the IRS, and if challenged, would be sustained by a court. Furthermore, the authorities upon which we rely may be changed at any time, potentially with retroactive effect. No assurances can be given as to the effect of any such changes on the conclusions expressed in the Opinion. We assume no obligation to supplement this opinion if any applicable law changes, or advise you of any new developments in the application or interpretation of relevant tax laws, after the effective date of the Registration Statement or if we become aware of any fact that might change the opinion expressed herein after the effective date of the Registration Statement. If any of the facts or assumptions pertinent to the United States federal income and estate tax treatment of the transactions addressed herein or any of the statements contained in the Registration Statement or otherwise provided to us are, or later become, inaccurate, such inaccuracy may adversely affect the conclusions expressed in the Opinion. In addition, the Opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the transactions addressed herein or any other transaction.
In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP